                                                                  CONFORMED COPY




                      AMENDMENT NO. 1 TO CREDIT AGREEMENT



          AMENDMENT dated as of November 19, 1993 among THE LINCOLN ELECTRIC COMPANY (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and SOCIETY NATIONAL BANK, as Agent (the "Agent").


                             W I T N E S S E T H :


          WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of March 18, 1993 (the "Agreement"); and

          WHEREAS, the parties hereto desire to amend the Agreement as set forth below.

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1. DEFINITIONS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

          SECTION 2. AMENDMENTS TO THE AGREEMENT. (a) Section 1.01 is amended by the addition of the following new defined terms in their appropriate alphabetical positions:

          "Restructuring" means the restructuring of certain foreign operations of the Company and its Subsidiaries as outlined by the Company to the Banks in its November 1993 presentation in connection therewith.
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          "Restructuring Subsidiaries" has the meaning set forth in Section
5.04.

          (b) The definition of "EBIT" in Section 1.01 is amended by the addition of the following subclause (D):

     and (D) for any fiscal quarter ending on or before June 30, 1994, restructuring charges taken in connection with the Restructuring.

          (c)  The definition of "Minimum Consolidated Tangible Net Worth" in
Section 1.01 is amended to read in its entirety as follows:

          "Minimum Consolidated Tangible Net Worth" means (i) at any date prior to June 30, 1994, $110,000,000; (ii) at any date on or after June 30, 1994 and prior to September 30, 1994, $115,000,000; (iii) at any date on or after September 30, 1994 and prior to December 31, 1994, $120,000,000 and
     (iv) at any date on or after December 31, 1994, the sum of (x) $125,000,000 plus (y) for each fiscal quarter of the Company beginning after December 31, 1994 and ending on or prior to such date for which the consolidated net income of the Company and its Consolidated Subsidiaries is positive, an amount equal to 50% of such consolidated net income.

          (d) The table in Section 5.10 is revised to read in its entirety as follows:

     PERIOD                                              RATIO
     ------                                              -----
October 1, 1993 - December 31, 1993                      2.45 to 1
January 1, 1994 - March 31, 1994                         2.25 to 1
April 1, 1994 - June 30, 1994                            2.00 to 1
July 1, 1994 - December 31, 1994                         1.85 to 1
January 1, 1995 - March 31, 1995                         1.75 to 1
April 1, 1995 - June 30, 1995                            1.50 to 1
July 1, 1995 and thereafter                              1.35 to 1

          (e) Section 5.04 is amended by the addition of the following further PROVISO thereto:

     and PROVIDED FURTHER that nothing in this Section 5.04 shall prohibit the liquidation of Subsidiaries in Germany, Brazil, Venezuela and Japan in connection with the Restructuring so long as none of such Subsidiaries is at the time an Eligible Subsidiary ("Restructuring Subsidiaries").





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          (f)  Section 4.04(c) is amended by the addition of the following clause at the end thereof:

     or as disclosed in writing to the Banks in the Company's November 1993 presentation in connection with the Restructuring.

          (g) Section 4.09 is amended by the addition of the phrase "(other than Restructuring Subsidiaries)" immediately following the word "Subsidiaries" therein.

          SECTION 3. LIMITED WAIVER. The Banks hereby waive any Default or Event of Default arising by reason of the Restructuring under Section 5.15(b) with respect to the Company or under any of Sections 5.02, 5.03, 5.05, 5.14, 5.15(c) and 6.01 (e), (f), (g), (h) or (j) solely with respect to a Restructuring Subsidiary. The foregoing waiver shall be limited precisely as written, and shall not extend to any other Default or Event of Default, whether arising by reason of the Restructuring or otherwise.

          SECTION 4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 5. COUNTERPARTS; EFFECTIVENESS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).





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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                         THE LINCOLN ELECTRIC COMPANY



                         By /s/ Donald F. Hastings
                            ---------------------------
                           Title: Chairman and Chief
                                   Executive Officer



                         By /s/ Ellis F. Smolik
                            ---------------------------
                           Title: Sr. Vice President,  CFO
                                   Secretary - Treasurer



                         SOCIETY NATIONAL BANK



                         By /s/ William J. Kysela
                            ----------------------------
                           Title: Vice President



                         ABN AMRO BANK N.V.



                         By /s/ Roy D. Hasbrook
                            ----------------------------
                           Title: Vice President

                         By /s/ Eelko Bronkhorst
                            ----------------------------
                           Title: Asst. Vice President



                         CIBC INC.



                         By /s/ John J. Mack
                            ----------------------------
                           Title: Vice President





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                         COMMERZBANK AKTIENGESELLSCHAFT



                         By /s/ Mark D. Monson
                            ----------------------------
                           Title: Asst. Vice President

                         By /s/ Anthony L. Giraldi
                            ----------------------------
                           Title: Vice President


                         CREDIT LYONNAIS CAYMAN ISLAND
                         BRANCH



                         By /s/ Sandra E. Horwitz
                            ----------------------------
                           Title: Authorized Signature



                         CREDIT LYONNAIS CHICAGO BRANCH


                         By /s/ Sandra E. Horwitz
                            ----------------------------
                           Title: Vice President



                         DRESDNER BANK AG, NEW YORK AND
                           GRAND CAYMAN BRANCHES



                         By /s/ Deborah Slusarczyk
                            -----------------------------
                           Title: Vice President

                         By /s/ Robert Grella
                            -----------------------------
                           Title: Vice President



                         MORGAN GUARANTY TRUST COMPANY
                           OF NEW YORK



                         By /s/ Timothy S. Broadbent
                            ----------------------------
                           Title: Vice President





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                         NBD BANK, N.A.



                         By /s/ Winifred S. Pinet
                            ----------------------------
                           Title: Vice President



                         NATIONAL CITY BANK



                         By /s/ W.J. Barlow McWilliams
                            ----------------------------
                           Title: Vice President



                         PNC BANK, NATIONAL ASSOCIATION



                         By /s/ Douglas K. Winget
                            ----------------------------
                           Title: Commercial Banking Officer






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